UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401, Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Executive Officer Appointments.

Executive Chairperson Appointment.

On May 24, 2021, Riot Blockchain, Inc. (“Riot,” “we,” “us,” “our,” or the “Corporation”) announced the appointment of Mr. Benjamin Yi, currently serving as a member of the Corporation’s Board of Directors (the “Board”), to serve as the Corporation’s Executive Chairperson, effective on the same date. In connection with his appointment as the Corporation’s Executive Chairperson, Mr. Yi resigned, effective as of May 24, 2021, as a member of the Board’s Governance and Nominating Committee, and as a member and the chairperson of the Board’s Compensation and Human Resources Committee and Audit Committee. However, Mr. Yi will continue to serve on Riot’s Board as a non-independent executive director, without compensation.

Mr. Yi, 39, has served as a director of the Corporation since October 2018 and as its Chairperson since November 2020. Mr. Yi brings significant corporate governance experience to Riot, having served as an independent director and audit committee chair of several private and public companies. He also brings over fifteen (15) years of unique capital markets experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company’s capital structure. Prior to his appointment, Mr. Yi served as Head of Capital Markets at IOU Financial Inc., an industry leader in online lending to small businesses across North America, where he specializes in capital markets and corporate development. Previously, he served as Vice President of Corporate Development and Strategy at Dundee 360 Real Estate Corporation, a real estate development and services subsidiary of Dundee Corporation, from September of 2015 to September of 2016. Prior to Dundee 360, Mr. Yi served in various progressively senior roles, including as an investment analyst at Dundee Corporation, from April of 2010 to August of 2015, and as senior analyst for product development and analytics at the predecessor to 1832 Asset Management L.P., the Canadian subsidiary of Scotiabank, from July of 2006 to April of 2010.

In addition to his executive and financial experience, Mr. Yi has substantial corporate governance experience: Mr. Yi served as an Independent Director and Chairperson of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc, a UK-based energy company, from December 2013 to December of 2016; as a member of the Board of Managers and Audit Committee of Android Industries, LLC, an Auburn Hills, Michigan-based assembler of complex modules for the automotive industry, from January of 2014 to September of 2016; and, from October of 2013 to September of 2015, as Independent Director and member (and occasional Chairperson) of the Audit Committee of Woulfe Mining Corporation, a publicly-traded Vancouver-based mining company.

In connection with his appointment as Executive Chairperson, Mr. Yi and the Corporation entered into an Executive Employment Agreement, dated as of May 24, 2021 (the “Yi Employment Agreement”), pursuant to which Mr. Yi has agreed to serve as the Corporation’s Executive Chairperson for a three- (3)-year term, which renews for successive one- (1)-year terms after the expiration of the initial term. As Executive Chairperson, Mr. Yi will receive a prorated annual salary of $240,000, and 10 Bitcoin. Pursuant to the Yi Employment Agreement, Mr. Yi was also granted an equity award of 15,000 restricted stock units (“RSUs”) under and pursuant to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), which RSUs are eligible to vest in four (4) equal quarterly installments following his appointment as Executive Chairperson.

The foregoing description of the Yi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Yi Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Other than the Yi Employment Agreement, there is no arrangement or understanding between Mr. Yi and any other person pursuant to which Mr. Yi was appointed as Executive Chairperson. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Yi and any of the Corporation’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Yi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(d)	Election of Directors.

Expansion of the Board.

Effective as of May 24, 2021, the Board, pursuant to its authority under the Corporation’s bylaws to fix the number of authorized directors on the Board from time to time, unanimously approved the addition of one (1) additional seat on the Board and thereby to fix the number authorized directors on the Board at five (5), at least three (3) of whom must qualify as “independent directors” under applicable NASDAQ listing standards and Securities and Exchange Commission rules.

Election of New Director.

Effective as of May 24, 2021, to fill the vacancy created by the Board expansion, the Board unanimously approve the election and appointment of Mr. Lance D’Ambrosio to the Board as an independent director, to serve until the 2021 annual meeting of Riot’s shareholders.

Mr. D’Ambrosio, 64, has over thirty (30) years’ experience as a corporate officer and director, with experience in corporate governance, capital raising, financial analysis, mergers and acquisitions, and complex international structuring. Mr. D’Ambrosio currently serves as the Managing Partner of 4 D Investments, a company which focuses on technology and real estate investments. Prior to 4 D Investments, Mr. D’Ambrosio served as the chairperson and chief executive officer of Crystal Peak Minerals, a Canadian public company focused on precious metals mining, from 2010 to 2018. As a corporate executive, Mr. D'Ambrosio has guided both public and private companies through mergers and acquisitions, capital raising campaigns, and other related transactions. He also has significant experience as entrepreneur, having founded and several companies spanning a broad spectrum of industries, including the telecommunications, materials, and automotive sectors. Mr. D’Ambrosio has been recognized as a recipient of the Ernst & Young and Merrill Lynch Entrepreneur of the Year Award in the category of e-Software & Services, and he graduated from the University of Utah in 1979 as a member of the Dean’s Honor List with a Bachelor of Science in Marketing and in Management.

Mr. D’Ambrosio will receive cash and equity compensation in accordance with policies and procedures set by the Compensation and Human Resources Committee for nonemployee directors of the Company, as reported by the Company on its periodic reports and in its proxy statements to its shareholders, as may be adjusted by the Compensation and Human Resources Committee from time to time.

There is no arrangement or understanding between Mr. D’Ambrosio and any other person pursuant to which Mr. D’Ambrosio was appointed as a director. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. D’Ambrosio and any of the Corporation’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. D’Ambrosio has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Audit Committee has determined Mr. D’Ambrosio qualifies as an “independent director” within the meaning of applicable NASDAQ listing standards and Securities and Exchange Commission rules, including the expanded director independence requirements applicable to members of the Audit Committee.

Committee Appointments.

In connection with Mr. Yi’s resignation from his positions on the Board’s three (3) standing committees upon his appointment as the Corporation’s Executive Chairperson, the Board unanimously voted to appoint Mr. D’Ambrosio, effective as of May 24, 2021 to serve as a member of the Board’s Governance and Nominating Committee, Compensation and Human Resources Committee, and as a member and chairperson of its Audit Committee. The Board also unanimously voted to elect Ms. Hannah Cho to serve as chairperson of the Compensation and Human Resources Committee.

Each of Ms. Cho and Mr. D’Ambrosio will receive cash and equity compensation in accordance with policies and procedures set by the Compensation and Human Resources Committee for nonemployee directors of the Corporation, as reported by the Corporation on its periodic reports and in its proxy statements to its shareholders, as may be adjusted from time to time.

Item 8.01 – Other Events.

On May 24, 2021, the Corporation issued a press release announcing the executive officer and director appointments disclosed under Item 5.02 of this Current Report. A full copy of the press release is attached as Exhibit 99.1 to this Current Report.

This information, including Exhibit 99.1 to this Current Report, is intended to be furnished under Item 8.01 of this Current Report only, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Securities and Exchange Commission. Please refer to the additional information concerning the Corporation referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

An investment in the Corporation’s common stock involves a high degree of risk, and an investor should only purchase the Corporation’s securities if he or she can afford to suffer the loss of his or her entire investment. In determining whether to purchase the Corporation’s common stock, an investor should carefully consider all of the material risks described under Item 1A under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021 and amended on April 20, 2021, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with the financial or other information contained or incorporated by reference in such reports. In addition to the risks discussed in these reports, other risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations, perhaps materially. The discussions regarding material risks also include forward-looking statements, and actual results and events may differ substantially from those discussed or highlighted in those forward-looking statements.

Safe Harbor

The information provided in this Current Report may include forward-looking statements relating to future events or the future financial performance of the Corporation. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Corporation and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Corporation may be found in the Corporation’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Corporation does not undertake any obligation to update forward-looking statements contained in this Current Report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Riot Blockchain, Inc. and Benjamin Yi, dated as of May 24, 2021.
99.1	Press Release, issued by Riot Blockchain, Inc. on May 24, 2021, announcing the Executive Officer and Board of Director Appointments disclosed under Item 5.02 of this Current Report on Form 8-K (furnished pursuant to Item 8.01 of this Current Report on Form 8-K).*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The information contained in this Press Release is furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Financial Officer

Date: May 24, 2021